SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 13, 2002


                         TEXAS INSTRUMENTS INCORPORATED
               (Exact name of Registrant as specified in charter)



          DELAWARE                     001-03761                750289970
(State or other jurisdiction  (Commission file number)      (I.R.S. employer
     of incorporation)                                      identification no.)



                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (972) 995-3773


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ITEM  9.  REGULATION  FD  DISCLOSURE.

The Registrant ("TI") re-confirms its outlook for the second quarter of 2002 as set forth in the Outlook section included in Item 2 of its Form 10-Q for the quarter ended March 31, 2002. This re-confirmation is being made for purposes of Regulation FD only and is not an indication or assessment of materiality, nor is it intended to constitute a representation that the information is not otherwise publicly available. The full text of that Outlook section is as follows:

OUTLOOK

Management believes that the company has turned the corner toward growth. TI's shipments, affected by liquidation of excess inventory in 2001, are accelerating as they catch up to the rate of our customers' shipments. Beyond that, growth will be driven by improvements in our customers' end-equipment markets. The key driver for improvement will be a stronger economy, which will lead to more normal levels of global corporate spending. Increased spending will allow corporations to start closing the gap between current productivity levels and the higher efficiency that new technology enables. This combination of higher corporate spending and improved productivity will have a self-reinforcing effect throughout the economy.

For the second quarter, TI expects approximately the following:

                        GAAP*                    Pro Forma*
                        -----                    ----------

Revenue                 $2.0 billion             $2.0  billion

Operating margin        5%                       6%

Other income/interest   $15  million             $15 million

EPS                     $0.05                    $0.06

TI's outlook for revenue of about $2.0 billion in the second quarter, or 10 percent sequential growth, anticipates Semiconductor growth of about 8 percent, Sensors & Controls growth of about 5 percent, and E&PS growth of about 50 percent reflecting retail stocking of educational calculators for the back-to-school season.

For 2002, TI expects approximately the following:

                        GAAP*                    Pro  Forma*
                        -----                    ----------

R&D                     $1.6  billion            $1.5  billion

Capital expenditures    $800  million            $800  million

Depreciation            $1.6  billion            $1.6  billion

     * Pro forma information is prepared by beginning with the Consolidated Statement of Operations, which is prepared in accordance with U.S. generally accepted accounting principles
          (GAAP), and then excluding amortization of acquisition-related

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          costs, purchased in-process R&D costs, special charges and gains, and income tax adjustments. The effect of these amounts is partially offset, as appropriate, by their allocated profit sharing and income tax effects. The company believes that pro forma information conveys useful trends and comparisons of the company's operations.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the company or its management:

- Market demand for semiconductors, particularly for digital signal processors and analog chips in key markets, such as telecommunications and computers;

- TI's ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

- TI's ability to compete in products and prices in an intensely competitive industry;

- TI's ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

 -    Timely completion and successful integration of announced acquisitions;

- Economic, social and political conditions in the countries in which TI and its customers and suppliers operate, including security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

- Losses or curtailments of purchases from key customers or the timing of customer inventory adjustments;

-    TI's ability to recruit and retain skilled personnel; and

-    Availability of raw materials and critical manufacturing equipment.

For a more detailed discussion of these and other factors, see the text under the heading "Cautionary Statements Regarding Future Results of Operations" in
Item 1 of TI's most recent Form 10-K. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TEXAS INSTRUMENTS INCORPORATED


Date:  May  13,  2002                   By: /s/WILLIAM A. AYLESWORTH
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                                            William A. Aylesworth
                                            Senior Vice President
                                            and Chief Financial Officer


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